                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                            EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                           SIGHT RESOURCE CORPORATION
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                             [SIGHT RESOURCES LOGO]


                           SIGHT RESOURCE CORPORATION
                            67 SOUTH BEDFORD STREET
                              BURLINGTON, MA 01803

                                                                  April 17, 1997

Dear Stockholder,

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Sight Resource Corporation (the "Company") to be held at 9:00 a.m. on Thursday, May 22, 1997 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 38th floor, One Financial Center, Boston, MA 02111.

     At the Annual Meeting, the Company will ask the Stockholders to elect two members to the Board of Directors. The Company will also ask the Stockholders to ratify the selection of KPMG Peat Marwick, LLP as the Company's independent public accountants. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

     We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged promptly to complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

                                            Sincerely,

                                            /s/ William G. McLendon

                                            WILLIAM G. MCLENDON
                                            President And Chief Executive
                                            Officer

                            YOUR VOTE IS IMPORTANT.

                       PLEASE RETURN YOUR PROXY PROMPTLY.

                             [SIGHT RESOURCE LOGO]


                           SIGHT RESOURCE CORPORATION
                            67 SOUTH BEDFORD STREET
                              BURLINGTON, MA 01803

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 22, 1997

To the Stockholders of Sight Resource Corporation:

     Notice Is Hereby Given that the Annual Meeting of Stockholders of Sight Resource Corporation, a Delaware corporation (the "Company"), will be held at 9:00 a.m. on Thursday, May 22, 1997 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, 38th floor, Boston, MA 02111 for the following purposes:

     1. To elect two members to the Board of Directors to serve until the Annual Meeting of Stockholders in the year 2000 and until their successors are duly elected and qualified.

     2. To consider and act upon a proposal to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997.

     3. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on March 24, 1997, as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

     All Stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

                                            By Order of the Board of Directors,

                                            ALAN MACDONALD
                                            Secretary

April 17, 1997

                             [Sight Resource Logo]


                           SIGHT RESOURCE CORPORATION
                            67 SOUTH BEDFORD STREET
                              BURLINGTON, MA 01803

                            ------------------------
                                PROXY STATEMENT
                            ------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Sight Resource Corporation (the "Company"), a Delaware corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders to be held at 9:00 a.m. on Thursday, May 22, 1997, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 38th floor, One Financial Center, Boston, MA 02111 and any adjournments thereof (the "Meeting").

     Where the Stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the two nominees for director named herein and for the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any Stockholder who has executed a proxy but is present at the Meeting and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock, par value $.01 per share ("Common Stock"), is necessary to constitute a quorum at the Meeting.

     The affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting is required to approve each proposal, other than the election of directors which requires a plurality of the shares voted affirmatively or negatively at the Meeting. With respect to the tabulation of votes on any matter, abstentions are treated as present or represented and entitled to vote at the Meeting, while broker non-votes are treated as not being present or represented and entitled to vote at the Meeting.

     The close of business on March 24, 1997 has been fixed as the record date for determining the Stockholders entitled to notice of and to vote at the Meeting. As of the close of business on March 24, 1997, the Company had 8,648,768 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by Stockholders.

     The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.

     This Proxy Statement and the accompanying proxy are being mailed on or about April 17, 1997 to all Stockholders entitled to notice of and to vote at the Meeting.

     The Annual Report to Stockholders for the fiscal year ended December 31, 1996 is being mailed to the Stockholders with this Proxy Statement, but does not constitute a part hereof.

                                SHARE OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of shares of the Company's Common Stock as of March 24, 1997 by each Stockholder known by the Company to own beneficially 5% or more of its outstanding shares of Common Stock, each current director of the Company, each named executive officer (as defined below) of the Company, and all directors and executive officers of the Company as a group:

                                                                            SHARES BENEFICIALLY
                                                                                 OWNED(1)
                                                                           ---------------------
NAME AND ADDRESS** OF BENEFICIAL OWNER                                      NUMBER       PERCENT
--------------------------------------                                     ---------     -------
Gordon Safran............................................................    521,997        6.0%
     1549 E. 30th Street
     Cleveland, OH 44114
William G. McLendon(2)...................................................    371,395        4.3%
Elliot S. Weinstock, O.D.(3).............................................    349,000        4.0%
Stephen M. Blinn(4)......................................................    291,332        3.3%
Russell E. Taskey(5).....................................................     35,900          *
Gary Jacobson, M.D.(5)...................................................     27,000          *
Allen R. Kirkpatrick(5)..................................................     17,000          *
James Spevock............................................................     16,666          *
All Directors and executive officers as a group (9 persons)(6)...........  1,148,623       12.8%

---------------

  * Represents beneficial ownership of less than 1% of the Company's Common
    Stock.

 ** Addresses are given for beneficial owners of more than 5% of the outstanding
    Common Stock only.

(1) The number of shares of Common Stock issued and outstanding on March 24, 1997 was 8,648,768. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of Common Stock issued and outstanding at March 24, 1997, plus shares of Common Stock subject to options held by such person at March 24, 1997 and exercisable within 60 days thereafter and shares underlying redeemable common stock purchase warrants (the "Warrants") held by such person. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.

(2) Includes 30,000 shares issuable upon exercise of stock options within 60 days after March 24, 1997. Also includes, 8,000 shares of common stock and 37,500 stock options held by a member of Mr. McLendon's immediate family of which Mr. McLendon disclaims beneficial ownership.

(3) Includes 18,000 shares issuable upon exercise of stock options within 60 days after March 24, 1997.

(4) Includes 138,332 shares issuable upon exercise of stock options within 60 days after March 24, 1997, and 45,908 shares gifted to Mr. Blinn's immediate family, of which Mr. Blinn disclaims beneficial ownership.

(5) Includes 15,000 shares issuable upon exercise of stock options within 60 days after March 24, 1997, and shares issuable upon exercise of the Warrants.

(6) Includes 283,330 shares issuable upon exercise of stock options within 60 days after March 24, 1997 and shares issuable upon exercise of Warrants.

                                   MANAGEMENT

DIRECTORS

     The Company's Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors, with each class to be as nearly equal in number as is reasonably possible. The Company has designated two Class A directors (Mr. Kirkpatrick and Mr. Blinn), two Class B directors (Dr. Jacobson and Mr. Taskey) and two Class C directors (Mr. McLendon and Dr. Weinstock). The Class A directors constitute a class with a term which expires at the upcoming meeting. Class B and Class C directors will serve until the annual meetings of stockholders to be held in 1998 and 1999, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

     The names of the Company's current directors and certain information about them are set forth below:

NAME                            AGE   POSITION WITH THE COMPANY
----                            ---   -------------------------
William G. McLendon...........   45   President, Chief Executive Officer and Director
Stephen M. Blinn..............   49   Executive Vice President, Chief Operating
                                      Officer and Director
Elliot S. Weinstock, O.D......   49   Executive Vice President and Director
Russell E. Taskey.............   63   Director
Gary Jacobson, M.D............   59   Director
Allen R. Kirkpatrick..........   55   Director

     William G. McLendon has been President and a Director of the Company since its inception in 1992 and Chief Executive Officer since April, 1994. Mr. McLendon served as Vice President and Chief Financial Officer of IBIS Technology Corporation, a manufacturer of silicon-based materials for semiconductors, from 1990 to 1993. Prior thereto, Mr. McLendon was the Vice President, Chief Financial Officer and Treasurer of Summit Technology, Inc. from 1986 to 1990, and was Vice President and Chief Financial Officer of Zymet, Inc. from 1983 to 1985.

     Stephen M. Blinn has been Executive Vice President, Chief Operating Officer and a Director since joining the Company in May 1993. Mr. Blinn served as Executive Vice President, Strategic Marketing Development of Summit Technology, Inc. from 1991 to May 1993. Mr. Blinn first joined Summit in 1987 and served as Vice President, Sales and Marketing. Prior thereto he was the co-founder and President of Source Research, Inc., a distribution company for medical lasers and cardiac pacemakers from 1985 to 1987.

     Elliot S. Weinstock, O.D. was elected as a Director of the Company upon the acquisition by the Company of Cambridge Eye Associates, Inc. in February 1995. Prior to January 2, 1997, Dr. Weinstock served as President of Cambridge Eye. Dr. Weinstock has served on the advisory boards of several major contact lens manufacturers.

     Russell E. Taskey has been a Director of the Company since November, 1992. Mr. Taskey is currently President of R. E. Taskey, Associates a human resource consulting firm. Mr. Taskey served as Vice President of Human Resources at The Analytic Sciences Corporation ("TASC") from 1973 to 1994. Mr. Taskey was the founding President and is presently a Director of the North East Human Resource Association, a 1,700 person human resource professional association. He also serves on the board of Active Control Experts of Cambridge, Massachusetts.

     Gary Jacobson, M.D. has been a Director of the Company since November 1992. Dr. Jacobson is a founder of two Massachusetts hospitals, Westwood Lodge and Pembroke Hospital, and has served as President of each since 1990. He is a physician board-certified in psychiatry and is a past President of the Massachusetts Psychiatric Society. He has held an appointment at Massachusetts General Hospital since 1969 and has served as Assistant Clinical Professor at Harvard Medical School since 1977.

     Allen R. Kirkpatrick has been a Director of the Company since December 1992. Mr. Kirkpatrick has been President of Epion Corporation, a contract research organization dedicated to development of new technologies for advanced materials, since 1984. Prior thereto he was General Manager of the Ion Materials Systems Division of Eaton Corporation from 1981 through 1984 and Manager of the Solid State Division of Spire Corporation from 1973 through 1980.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

     Meeting Attendance. During the fiscal year ended December 31, 1996 there were four meetings of the Board of Directors, and the various committees of the Board of Directors met a total of three times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he served during fiscal 1996. In addition, from time to time, the members of the Board of Directors and its committees acted by unanimous written consent pursuant to Delaware law.

     Audit Committee. The Audit Committee has three members, Messrs. McLendon, Kirkpatrick and Taskey. The Audit Committee reviews the engagement of the Company's independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. The Audit Committee met once during the year ended December 31, 1996.

     Compensation Committee. The Compensation Committee, which met two times during fiscal 1996, has two members, Messrs. Taskey and Kirkpatrick. The Compensation Committee reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company. The Compensation Committee also administers the Company's 1992 Employee, Director and Consultant Stock Option Plan (the "Stock Option Plan").

     The Audit Committee and Compensation Committee are the only standing Committees of the Board of Directors. The Company does not have a standing Nominating Committee.

COMPENSATION OF DIRECTORS

     The Company has implemented a stock option program under its Stock Option Plan for non-employee directors. The Stock Option Plan provides for a grant to each non-employee director immediately following each annual meeting of shareholders of a non-qualified option to purchase 5,000 shares of Common Stock, provided that on such date such director has been in the continued and uninterrupted services of the Company as a director for a period of at least one year. Each such option has an exercise price equal to the fair market value of the Common Stock on the date of grant and vests in equal annual installments over two years. The Company currently has no other compensation arrangements for members of the Board of Directors but may elect in the future to compensate Board members for attendance at regular meetings of the Board of Directors and for meetings of the committees of the Board.

EXECUTIVE OFFICERS

     The names of, and certain information regarding, executive officers of the Company who are not also directors, are set forth below. The executive officers serve at the pleasure of the Board of Directors.

      NAME                         AGE        POSITION WITH THE COMPANY
      ----                         ---        -------------------------
James H. Spevock.................  58     Vice President of Operations

Alan MacDonald...................  44     Vice President, Finance and Administration
                                          and Secretary

Jon W. Kerbs.....................  41     Vice President of Marketing

Thomas A. Wille..................  44     Vice President of Store Operations

     James H. Spevock, has been Vice President of Operations of the Company since August, 1995. Mr. Spevock served as Vice President of Operations for Tri-State Leasing, Inc., a company whose holdings had included the Vision World optometric chain and Douglas Drug, a chain of drug stores with annual sales of more than $65 million from March 1984 to August, 1995. Mr. Spevock was President and Chief Executive Officer of Mall Drug, a New England based drug store chain with 165 locations from April 1981 to March 1984. Prior to that, Mr. Spevock was Assistant Vice President of Operations for a national drug store chain, Rite Aid.

     Alan MacDonald, has been Vice President, Finance and Administration since January 1996 and Secretary since March 1996. Mr. MacDonald served as President of Home Infocus, a direct marketer of consumer information services from May 1994 to January 1996. Prior to that, Mr. MacDonald served as Vice President, Finance and Chief Financial Officer of Saga International Holidays, Ltd. and National Leisure Group, Inc. respectively, from 1989 to 1994. Mr. MacDonald held various financial management positions at PepsiCo. Inc. and Harcourt General Corporation from 1979 to 1989.

     Jon W. Kerbs, has been Vice President of Marketing since January 1996. Mr. Kerbs held various positions at LensCrafters from 1990 to January 1996, most recently as Marketing Director for LensCrafters' western region, where he was responsible for the marketing programs for 155 optical retail stores. Prior to that, Mr. Kerbs served as an Assistant Brand Manager at the Procter & Gamble Company from 1987 to 1990 for the Ivory Soap and Crest Toothpaste product lines.

     Thomas A. Wille, has been Vice President of Store Operations since January 1997. Mr. Wille held positions with Vision Express UK Ltd., first as Director of Operations for Vision Express Ventures International and secondly as Vice President Operations for Visual Options, from April 1995 through December 1996. Prior to that, Mr. Wille held several positions within the LensCrafters Organization as Senior Director of Strategic Operations, and various positions of Operational Management from 1985 to 1995.

                        REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee (the "Committee") consists of the following non-employee members of the Board of Directors: Russell Taskey and Allen Kirkpatrick. The Committee determines and maintains the Company's executive compensation policies and objectives and administers the Company's Stock Option Plan.

     The objectives of the Committee are to attract and retain highly talented and productive executives, to provide incentives for superior performance and to align the interests of the executive officers with the interests of the Company's stockholders. At the current stage of the Company's development, the Committee also strives to administer the compensation program in a manner that conserves the cash resources of the Company.

     The Company's executive compensation program combines cash compensation with long-term incentive compensation, consisting of stock option grants, to attract, motivate and maintain its executive officers. In addition, each executive is included in the Company's benefit plan which includes health, dental, life and disability insurance and which is offered to all employees of the Company.

     Cash compensation consists of base salary and annual bonus programs. When setting base salary levels, including the base salary level for the Chief Executive Officer, the Committee considers the individual's salary history, experience, performance and contribution to the management team. Also considered is the performance of the Company and its progress towards implementing its business plan of becoming a fully integrated provider of eye care products and services. The Committee also considers salaries of executives in other companies of similar size and industry, as well as the competitive market conditions, for the purpose of determining base salary necessary to recruit and retain highly talented and productive executives. The Committee intends to target base salary levels of the Company's executive officers, including the Company's Chief Executive Officer, to the mid-range of such comparable companies.

     Cash bonuses are awarded to executives principally as a mechanism to recognize and reward individual achievements. The Committee has not established specific, quantitative measures for awarding cash bonuses, but rather awards such bonuses as individual achievements warrant, based on subjective criteria and recommendations of the Chief Executive Officer, except for cash bonuses to the Chief Executive Officer, which the Committee evaluates separately. In keeping with the objective of conserving cash resources, the Committee has not awarded any cash bonuses through December 31, 1996.

     The Committee believes that stock option grants: (1) align executive interest with stockholder interest by creating a direct link between compensation and stockholder return; (2) assure that executives maintain a significant long-term interest in the Company's success; (3) help retain key executives in a competitive market; and (4) allow the Company to conserve cash by reducing cash bonuses. Option grants are made from time to time to executives whose contributions have or will have a significant impact on the Company's long-term performance. The Company's determination of whether option grants are appropriate each year is based upon individual performance measures established for each individual officer, including the Company's Chief Executive Officer. Generally, options granted to executive officers vest in equal annual installments over a period of three years and expire ten years from the date of grant.

                                            Russell Taskey
                                            Allen Kirkpatrick

                             EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth summary information as to compensation received by the Company's Chief Executive Officer and each of the three other most highly compensated executive officers of the Company in fiscal 1996 who were serving as such at the end of fiscal 1996 (the "named executive officers") for services rendered to the Company in all capacities during the fiscal year ended December 31, 1996. No other executive officer of the Company received compensation exceeding $100,000 for the fiscal year ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                                                  ------------
                                                                                    AWARDS/
                                                     ANNUAL COMPENSATION           SECURITIES
                                     FISCAL    --------------------------------    UNDERLYING       ALL OTHER
    NAME AND PRINCIPAL POSITION      YEAR(1)   SALARY($)    BONUS($)   OTHER($)    OPTIONS(#)   COMPENSATION($)(1)
    ---------------------------      -------   ---------    --------   --------   ------------  ------------------
William G. McLendon................    1996     $171,596      -0-        -0-          30,000          $3,169
  President and Chief                  1995     $161,500      -0-        -0-          30,000          $  895
  Executive Officer                    1994     $140,000      -0-        -0-             -0-          $1,281

Elliot S. Weinstock, O.D...........    1996     $181,737      -0-        -0-             -0-          $1,237
  Executive Vice President             1995     $183,656(2)   -0-        -0-             -0-          $4,014

Stephen M. Blinn...................    1996     $169,683      -0-        -0-          30,000          $4,644
  Executive Vice President and         1995     $158,875      -0-        -0-          30,000          $1,090
  Chief Operating Officer              1994     $136,800      -0-        -0-         125,000(3)       $  995

James Spevock......................    1996     $108,306(4)   -0-        -0-          26,000          $3,596
  Vice President of Operations

---------------

(1) Represents the cost to the Company of matching contribution under the Company's 401K Plan and the dollar value of premiums paid by the Company with respect to term life insurance for all named executive officers.

(2) Dr. Weinstock became an executive officer effective January 1995 upon the acquisition by the Company of Cambridge Eye Associates.

(3) Includes 125,000 stock options that were repriced during fiscal 1994.

(4) Mr. Spevock became an executive officer of the Company effective August
    1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding each stock option granted during fiscal year 1996 to each of the named executive officers. The potential realizable values that would exist for the respective options are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date of grant over the full term of the option. Actual gains, if any, on stock options, exercises and Common Stock holdings are dependent on the future performance of the Common Stock.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL REALIZED
                                                                                            VALUE AT ASSUMED
                               NUMBER OF                                                    ANNUAL RATES OF
                               SECURITIES                                                     STOCK PRICE
                               UNDERLYING      % OF TOTAL                                     APPRECIATION
                                OPTIONS      OPTIONS GRANTED    EXERCISE                    FOR OPTION TERM
                                GRANTED       TO EMPLOYEES        PRICE     EXPIRATION   ----------------------
NAME                             (#)(1)     IN FISCAL YEAR(2)   ($/SHARE)      DATE         5%           10%
----                           ----------   -----------------   ---------   ----------   ---------    ---------
William G. McLendon..........    30,000(3)         13.1%         $6.625      4/24/06      $124,992     $316,755
Stephen M. Blinn.............    30,000(3)         13.1%         $6.625      4/24/06      $124,992     $316,755
James Spevock................    26,000(4)         11.4%         $6.625      4/24/06      $108,376     $274,520

---------------

(1) The options were granted pursuant to the Company's Stock Option Plan at an exercise price equal to or greater than the fair market value on the date of grant.

(2) The Company granted options representing 228,400 shares of Common Stock in fiscal year 1996.

(3) These options were granted pursuant to the Company's Stock Option Plan and are incentive stock options. Options vest annually in three equal installments commencing one year from the date of grant. Options vest immediately upon certain changes of control described with respect to his employment agreement. See "Employment Agreements, Termination of Employment and Change of Control Arrangements."

(4) These options were granted pursuant to the Company's Stock Option Plan and are incentive stock options. Options vest annually in three equal installments commencing one year from date of grant.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

     The following table provides information regarding the exercises of options by each of the named executive officers during fiscal year 1996. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 1996 and the values of "in-the-money" options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of the Company's Common Stock. No options were exercised by any named executive officer during fiscal year 1996.

                         FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF                 VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS AT           IN-THE-MONEY OPTIONS
                              SHARES                          FISCAL YEAR-END             AT FISCAL YEAR-END($)
                            ACQUIRED ON      VALUE      ---------------------------   ------------------------------
NAME                        EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE(1)
----                        -----------   -----------   -----------   -------------   -----------   ----------------
William G. McLendon.......       --            --          10,000         50,000        $ 2,530         $ 5,060
Stephen M. Blinn..........       --            --         118,332         91,668        $55,187         $11,851
Elliot S. Weinstock,
  O.D.....................       --            --          18,000         --            $ 2,934         $  --
James Spevock.............       --            --           8,000         42,000        $  --           $  --

---------------

(1) The value of unexercised in-the-money options at fiscal year end assumes a fair market value for the Company's Common Stock of $4.57, the closing sale price per share of the Company's Common Stock as reported on NASDAQ on December 31, 1996.

                               PERFORMANCE GRAPH

     The graph below compares the performance of Sight Resource Corporation with that of the NASDAQ Stock Market Total Return Index and the NASDAQ Health Service Stock Return Index. The comparison of total return on investment (change in period end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on March 31, 1993 in each of Sight Resource Corporation, the NASDAQ Stock Market and NASDAQ Health Service Group with investment weighted on the basis of market capitalization. The graph lines merely connect quarter-end dates and do not reflect fluctuation between those dates.


PERFORMANCE GRAPH

                                     ------------------------------------------------------------------------
                                       3/93      6/93      9/93    12/93     3/94     6/94     9/94    12/94
                                     ------------------------------------------------------------------------
Sight Resource Corporation            100.00    137.50    141.67   145.83   131.25   106.25    81.25    83.33
NASDAQ Stock Market                   100.00    101.92    110.51   112.68   107.94   102.90   111.42   110.15
NASDAQ Health Service Stocks          100.00    105.29    113.09   128.79   131.26   119.55   142.95   138.25


                                     ------------------------------------------------------------------------
                                       3/95      6/95      9/95    12/95     3/96     6/96     9/96    12/96
                                     ------------------------------------------------------------------------
Sight Resource Corporation            110.42    122.92    145.83   179.17   137.50   110.42   106.25    76.04
NASDAQ Stock Market                   120.02    137.29    153.82   155.65   163.02   176.33   182.61   191.58
NASDAQ Health Service Stocks          151.48    130.27    151.61   176.64   182.88   199.37   198.61   175.64




EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     The Company has entered into employment agreements with Messrs. McLendon and Blinn which provide for Mr. McLendon to serve as President and Chief Executive Officer of the Company until March 1999 and Mr. Blinn to serve as Executive Vice President and Chief Operating Officer until April 1999. Under their respective agreements, each of them is entitled to receive an annual salary of $178,000, subject to increase from time to time by the Board of Directors. Each of them is also eligible to receive a discretionary annual bonus not to exceed 30% of his yearly base salary payable annually or semiannually at the discretion of the Board of Directors. Also, in February, 1995, the Company entered into a three year employment contract with Elliot S. Weinstock, O.D., to serve as President of the Company's wholly-owned subsidiary, Cambridge Eye Associates, Inc. Effective January 2, 1997, the agreement between Dr. Weinstock and the Company was amended. These agreements also provide for a payment of one year's salary (in the case of Messrs. McLendon and Blinn) or the balance of his base salary through December 31, 1997 (in the case of Dr. Weinstock) in the event employment is terminated upon certain changes of control of the Company. Changes of control which may trigger a payment of one year's salary are (i) a person's becoming the beneficial owner of 25% or more of the outstanding Common Stock of the Company, (ii) if, ten days following a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person of 25% or more of the outstanding Common Stock of the Company, such person has not discontinued or rescinded the tender offer or exchange offer, or
(iii) a merger, consolidation, liquidation or sale of substantially all of the Company's assets.

In the event that Mr. McLendon's or Mr. Blinn's employment is terminated by the Board of Directors without cause or in certain other circumstances, each of them is entitled to one year's base salary and the cost of one year's health benefits as severance. In the event that Dr. Weinstock's employment is terminated by the Board of Directors without cause or in other circumstances, Dr. Weinstock is entitled to the base salary that he would have received through December 31, 1997 and health benefits until the earlier of (i) June 30, 1998 or (ii) the date which is twelve months after termination of employment.

                         COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission (the "SEC"). Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during fiscal 1996. All of these filing requirements were satisfied except that each of Messrs. Jacobson, Taskey, Kirkpatrick, McLendon, Blinn, Spevock and two other executive officers filed one late report covering one transaction not reported on a timely basis. In making these disclosures, the Company has relied solely on written representations of its directors and executive officers and its 10% holders and copies of the reports that they have filed with the SEC.

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides for a classified Board of Directors. The Board of Directors currently consists of six members, classified into three classes as follows: first Mr. Blinn and Mr. Kirkpatrick constitute a class with a term which expires at the Annual Meeting (the "Class A directors"); second Dr. Jacobson and Mr. Taskey constitute a class with a term ending in 1998 (the "Class B directors"); and third Dr. Weinstock and Mr. McLendon constitute a class with a term ending in 1999 (the "Class C directors"). At each annual meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

     Pursuant to the Company's by-laws, the Board of Directors on February 6, 1997 voted (i) to fix the Board of Directors at six members and (ii) to nominate Mr. Blinn and Mr. Kirkpatrick for election at the Meeting for a term of three years to serve until the Annual Meeting of Stockholders in the year 2000, and until their respective successors are elected and qualified. The Class B directors (Dr. Jacobson and Mr. Taskey) and the Class C directors (Mr. McLendon and Dr. Weinstock) will serve until the Annual Meetings of Stockholders to be held in 1998 and 1999, respectively, and until their respective successors have been elected and qualified.

     Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

     A plurality of the shares voted affirmatively or negatively at the Meeting is required to elect each nominee as a director.

     THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MR. BLINN AND MR. KIRKPATRICK AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee has recommended and the Board of Directors has approved the appointment of KPMG Peat Marwick LLP, independent certified public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1997. The Company expects that representatives of KPMG Peat Marwick, LLP will be present at the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK, LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

                             STOCKHOLDER PROPOSALS

     To be considered for presentation at the Annual Meeting of Stockholders to be held in 1998, Stockholder proposals must be received, marked for the attention of: Alan MacDonald, Vice President, Finance and Administration, Sight Resource Corporation, 67 South Bedford Street, Burlington, Massachusetts 01803, not earlier than February 28, 1998 and not later than March 30, 1998.

     WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

                                            By order of the Board of Directors:

                                            ALAN MACDONALD
                                            Secretary

April 17, 1997

                          SIGHT RESOURCE CORPORATION

THIS PROXY IS BEING SOLICITED BY SIGHT RESOURCE CORPORATION BOARD OF DIRECTORS

    The undersigned, revoking any previous proxies to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated April 17, 1997 in connection with the Annual Meeting to be held at 9:00 a.m. on Thursday, May 22, 1997 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., at One Financial Center, 38th Floor, Boston, MA 02111, and hereby appoints William
G. McLendon and Alan MacDonald, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Sight Resource Corporation registered in the name provided herein which the undersigned is entitled to vote at the 1997 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

Election of Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate)

NOMINEES: Allen R. Kirkpatrick and Stephen M. Blinn

SEE REVERSE SIDE FOR THE PROPOSALS. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.

                              (SEE REVERSE SIDE)



                                          Please Detach and Mail in the Envelope Provided


[X] Please mark
    your votes
    as in this
    example using
    dark ink only.

                          FOR  WITHHELD    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
    1. Election of        [ ]    [ ]       PROPOSALS 1 AND 2
       Directors (or if                                                                                   FOR   AGAINST  ABSTAIN
       any nominee is                      NOMINEES: Stephen M. Blinn        2. Proposal to Ratify the    [ ]     [ ]      [ ]
       not available for                             Allen R. Kirkpatrick       Appointment of KPMG Peat
       election, such substitute                                                Marwick LLP as the        [ ]     [ ]      [ ]
       as the Board of Directors                                                Company's independent
       may designate.)                                                          public accountants for
                                                                                the fiscal year ending 1997.

    For all nominees, except as noted below







Signature:_________________________________ Date:_________________ Signature:_________________________________ Date:_______________

NOTE: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executive, administrator, trustee or guardian, please print full title as such.

